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                                                              EXHIBIT (d)(11)

                                 August 2, 2000


Smallworldwide plc
Elizabeth House
1 High Street
Chesterton, Cambridge
England CB4 1WR

Ladies and Gentlemen:

         In connection with our consideration of the possible purchase by the GE Power Systems business of General Electric Company ("GEPS"), or an affiliate nominated by GEPS, in one or a series of transactions (each, a "TRANSACTION"), of all of the outstanding ordinary shares of Smallworldwide plc (the "COMPANY"), the Company is prepared to furnish to GEPS certain "EVALUATION MATERIAL" (as defined in paragraph 1 below) concerning the business and properties of the Company. To provide an understanding between us with respect to the Evaluation Material and to avoid any unintended restriction on the future activities of either party, we propose the following:

         1. Evaluation Material shall include any written or oral information disclosed by the Company, whether before or after the date of this agreement (this "AGREEMENT"), in connection with the evaluation of the Transaction and designated in writing as "confidential" or "proprietary." Oral information that is confidential or proprietary shall be reduced to writing by the Company within ten (10) working days after disclosure, which writing shall specifically reference the date of disclosure and otherwise conform to the requirements of this paragraph. Any information that is disclosed in any other manner shall be deemed to be non-confidential.

         2. We acknowledge and agree that it is imperative that all Evaluation Material remain confidential. Accordingly, we agree to keep confidential the Evaluation Material (including Notes, as defined below, to the extent derived from the Evaluation Material) and that prior to being given access to the Evaluation Material, each of our affiliates and each of the agents, advisors, and representatives ("REPRESENTATIVES") of GEPS and GEPS's affiliates will be advised of the confidential nature of the Evaluation Material and directed to abide by the terms of this Agreement. We agree to be responsible for any breach of this Agreement by our affiliates or our Representatives. As used in this Agreement, an "AFFILIATE" of a
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person means any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

         3. Except as may be required by law, GEPS further agrees:

                  (a) not to use any Evaluation Material, including any notes, summaries, reports, analyses, or other material derived by us, our affiliates, or our Representatives in whole or in part from the Evaluation Material in whatever form maintained (collectively, "NOTES"), in each case except for the purpose of evaluating a possible Transaction and the terms thereof; and

                  (b) to use the same degree of care as with our own confidential information to prevent disclosure of any Evaluation Material except to our affiliates or to our Representatives, in each case only to the extent necessary to permit such affiliates or Representatives to assist us in making the evaluations referred to in clause (a) above.

         4. The parties agree not to disclose to any person, other than their respective affiliates, agents, advisors, and representatives on a need to know basis, the fact that discussions are taking place concerning the Transaction, the terms, conditions or other facts with respect to the Transaction, including the status thereof, or that the Evaluation Material has been made available to GEPS, its affiliates, or its Representatives or that the parties are having, or propose to have, any discussions or negotiations with respect thereto.

         5. The obligations to keep Evaluation Material confidential and those set forth in the paragraph immediately above will not be deemed to be breached by any disclosure by National Broadcasting Company, Inc. or any other affiliate of GEPS in the ordinary course of its business of disseminating news and information, PROVIDED that such disclosure does not result from a breach of such obligations by GEPS or any of our other affiliates or our Representatives. GEPS agrees not to disclose Evaluation Material to National Broadcasting Company, Inc. without prior approval from the Company.

         6. The Company may elect at any time by written notice to us to terminate further access to the Evaluation Material. In that case we will promptly return or destroy (which such destruction to be certified to the Company) all Evaluation Material and Notes, without retaining any copy thereof, except that one copy of the Evaluation Material and all Notes may be retained solely in the files of our legal counsel for compliance purposes or for the purposes of defending or maintaining any litigation (including any administrative proceeding) relating to this Agreement. No such termination or return of the Evaluation Material will affect our obligations under this Agreement, all of which obligations will continue in effect.
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         7. This Agreement shall be inoperative as to particular portions of the
Evaluation Material if such information (i) is or becomes generally available to the public other than as a result of a disclosure by us, our affiliates, or our Representatives, (ii) was available to us, our affiliates, or our Representatives on a non-confidential basis prior to its disclosure by the Company or its affiliates or Representatives, (iii) is or becomes available to us, our affiliates, or our Representatives on a non-confidential basis from a source other than the Company, its affiliates, or its Representatives who, to the best of our knowledge, is not subject to a confidentiality agreement with, or other obligation of secrecy to, the Company, or (iv) was independently developed by us, our affiliates, or our Representatives without reference to the Evaluation Material.

         8. If we, our affiliates, or our Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar legal process) to disclose any Evaluation Material or to make any other disclosure mentioned in paragraph 4 of this Agreement, we agree to provide the Company with prompt notice of each such request, to the extent practicable, so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Agreement or both. If, absent the entry of a protective order or the receipt of a waiver under this Agreement, we, our affiliates, or our Representatives are, in the opinion of our counsel, legally compelled to disclose Evaluation Material under pain of liability for contempt or other censure or penalty, we may disclose such information to the persons and to the extent required without liability under this Agreement.

         9. With respect to all Evaluation Material furnished to us, our affiliates, or our Representatives, we understand and agree that none of the Company, its affiliates or its Representatives makes any representations or warranties, express or implied, as to the accuracy or completeness thereof or otherwise. Only those representations and warranties that may be made in a definitive written agreement for a Transaction, when, as, and if executed, and subject to such limitations and restrictions as may be specified therein, shall have any legal effect.

         10. The terms of this Agreement may be modified or waived only by a separate writing signed by GEPS and the Company that expressly modifies or waives any such term.

         11. We acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement by us, our affiliates, or our Representatives. Accordingly, in the event of any such breach or threatened breach, the Company, in addition to any other remedies at law or in equity that it may have, shall be entitled to equitable relief, including injunctive relief or specific performance or both. The Company shall not be entitled to any special, consequential, indirect, punitive or exemplary damages, including loss of profits, as a result of any breach of this Agreement by GEPS, our affiliates, or our
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Representatives, regardless of whether a claim is asserted under contract, tort, or other theory.

         12. Except as otherwise limited herein, this Agreement shall (i) be governed by and construed in accordance with the laws of the State of New York, and (ii) expire on the second anniversary of the date hereof.

         If you are in agreement with the foregoing, please sign and return one copy of this Agreement, which thereupon will constitute our agreement with respect to the subject matter hereof.

                                        Very truly yours,

                                        GE POWER SYSTEMS, a business of
                                        GENERAL ELECTRIC COMPANY


                                        By:_____________________________
                                        Ronald J. Herman, Jr.
                                        Manager, Mergers & Acquisitions
                                        GENERAL ELECTRIC COMPANY


The undersigned agrees to be
bound by the terms and conditions
of the foregoing agreement as of the
date first above written.

SMALLWORLDWIDE PLC


By:______________________________
Name:
Title: